UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2005

Carrols Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-25629	16-0958146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York	13203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Board of Directors and the Compensation Committee of the Board of Directors of Carrols Holdings Corporation (“Carrols Holdings”), the parent corporation of Carrols Corporation (the “Company”), approved the issuance and grant, effective as of May 3, 2005, of shares of common stock of Carrols Holdings (the “Shares”) to all of the holders of outstanding options to purchase Carrols Holdings’ common stock, including senior management and certain other employees of the Company and a director of Carrols Holdings and the Company (collectively, the “Recipients”), in consideration for and subject to the cancellation and termination of each such Recipients’ outstanding stock options to purchase Carrols Holdings common stock. The number of Shares issued to each Recipient was identical to the number of stock options held by such Recipient. As a result, an aggregate of 260,600 shares of Carrols Holdings’ common stock were issued in exchange for the cancellation and termination of options to purchase an aggregate of 260,600 shares of Carrols Holdings’ common stock. Of such Shares of Carrols Holdings’ common stock, the following amounts of Shares were issued to the executive officers and a director of Carrols Holdings and the Company in consideration for the cancellation of an identical number of their respective stock options: 111,875 Shares to the Vituli Family Trust (a trust for the benefit of the family of Alan Vituli, Chairman of the Board and Chief Executive Officer of Carrols Holdings and the Company); 57,509 Shares to Daniel T. Accordino, the President, Chief Operating Officer and a director of Carrols Holdings and the Company; 6,359 Shares to Michael A. Biviano, the Executive Vice President of Taco Cabana; 6,525 Shares to Paul R. Flanders, the Vice President and Chief Financial Officer of the Company; 5,990 Shares to Joseph A. Zirkman, the Vice President, General Counsel and Secretary of Carrols Holdings and the Company; and 4,000 Shares to Clayton E. Wilhite, a director of Carrols Holdings and the Company.

All Shares were issued pursuant to stock award agreements, effective as of May 3, 2005, which provide that such Shares are fully vested and non-forfeitable upon issuance, but may not be sold or otherwise disposed of for a period of two years from the date of issuance. Such agreements also provide that up to an aggregate of 16% of each Recipients’ Shares (only for Recipients that were issued 100 or more Shares) are subject to repurchase by Carrols Holdings (at Carrols Holdings’ option) after December 31, 2006 under certain circumstances described in such agreements. In addition, such agreements provide that such Shares may be subject to repurchase by Carrols Holdings (at Carrols Holdings’ option) in the event of a termination of employment or service of the Recipient before the occurrence of certain events.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS CORPORATION

Date: May 27, 2005	By:	/s/ Paul R. Flanders
	Name:	Paul R. Flanders
	Title:	Vice President, Chief Financial Officer and Treasurer